Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of American Energy Production, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Charles Bitters, the Principal Executive and Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles Bitters, Principal Executive and Financial Officer
Name:  Charles Bitters
Date:    August 15, 2008